                                                             EXHIBIT 99.d(i).(d)

                                   SCHEDULE 1

RS Diversified Growth Fund                                                 1.00%
RS Emerging Growth Fund                                                    0.95%
RS Global Natural Resources Fund                                           1.00%
RS Internet Age Fund(R)                                                    1.00%
RS MidCap Opportunities Fund                                               0.85%
RS Smaller Company Growth Fund                                             1.00%
The Information Age Fund(R)                                                1.00%
RS Value Fund                                                              0.85%
RS Partners Fund                                                           1.00%
RS Growth Fund                                                             0.80%

As amended December 7, 2004